EX-10.2

Amendment to Sale of Intellectual Property Agreement

     This Amendment to the Sale of Intellectual Property Agreement (the “Amendment”) is effective as of November 26, 2007 (“Effective Date”), by and among GammaCan Ltd., a company incorporated under the laws of the State of Israel having its principal office at 39 Jerusalem Street, Kiryat Ono 55423, Israel (“GammaCan”) and ARP BioMed, Ltd., a company incorporated under the laws of the State of Israel having its principal office at 50 Dizingoff Street, Migdal Al, Tel Aviv, 64322 (“ARP”). Each of ARP and GammaCan shall be referred to as a “Party” or together as the “Parties”.

     WHEREAS, GammaCan and ARP have entered on June 11, 2004 into a Sale of Intellectual Property Agreement, a copy of which is attached hereto in Exhibit A (the “Original Agreement”), pursuant to which, inter alia, ARP sold to GammaCan all of its assets including intellectual property rights (other than Excluded Assets), in consideration of the issuance of shares in GammaCan to ARP (the “Shares”).

     WHEREAS, the Parties hereto wish to amend certain provisions of the Original Agreement for the purpose of clarifying and confirming the terms of the Original Agreement.

     All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement;

NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations and warranties set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1.	Recital A of the Original Agreement is hereby deleted in its entirety and a new Recital A is added as follows:

“A. ARP is a private company engaged in the business of research and development for the treatment, prevention, inhibition, suppression, diagnosis, and other processes and applications thereof, of any and all diseases or conditions (the “Business”);"

2.	Section 1.5 of the Original Agreement is hereby deleted in its entirety and a new Section 1.5 is added as follows:

"1.5 “Confidential Information” means any and all information, and data of, comprising, or relating to, the Business Assets or Work, including, but not limited to, Intellectual Property, Manuscripts, Trial Protocols, Know-How and Patents, and any conceptions, inventions, practices, methods, processes, knowledge, know-how, skill, experience, test data, analytical data, materials, results, compositions of matter, assays and biological materials, correspondence and communications, marketing, pricing, distribution, cost, sales, manufacturing, patent and legal data or descriptions;”

3.	Section 1.11 of the Original Agreement is hereby deleted in its entirety and a new Section 1.11 is added as follows:

"1.11 “Excluded Assets” means the assets explicitly identified in Schedule “8” --Excluded Assets, attached hereto, except that any and all terms, conditions, provisions, title, right, and/or interest granted conveyed, licensed, and/or transferred in the Contracts (including any and all amendments thereto) identified in Schedule 8 relating to confidentiality, non-compete, intellectual property, regulatory, and/or ownership or assignment of information, data, conceptions, materials, know how, technology and/or inventions shall not be part of the Excluded Assets but rather be included in the Business Assets."

4.	The first paragraph of Section 1.14 is hereby deleted in its entirety and a new paragraph is added as follows:

"1.14 “Intellectual Property” means any and all right, title, interest, and/or benefit, whether existing under statute, common law, equity, or otherwise, whether in nature contractual, proprietary, sui generis, or otherwise, whether recognized currently or in future, in and to:”

5.	In Section 1.14(i) of the Original Agreement, the words “all that is disclosed or claimed in” shall be inserted prior to the words “utility patents and patent applications”.

6.	In Section 1.14(ii) of the Original Agreement, the words “all that is disclosed or claimed in” shall be inserted prior to the words “design patents and patent applications”.

7.	In Section 1.14(iii) of the Original Agreement, the words “all that is disclosed or claimed in” shall be inserted prior to the words “plant patents and patent applications”.

8.	Section 1.14(x) of the Original Agreement is hereby deleted in its entirety and a new Section 1.14(x) is added as follows:

"(x) in particular, but without limiting the foregoing, any right, title, interest or benefit explicitly identified in Schedule “5” -- Explicitly Scheduled Intellectual Property, including any and all material, data, results, information and experiments from the Know-How, Manuscripts, or Trial Protocols identified in Schedule 5."

9.	Section 1.23 of the Original Agreement is hereby deleted in its entirety and a new Section 1.23 is added as follows:

"1.23 “Work” means any and all workproduct (tangible or intangible) relating to the Business developed by ARP’s employees or agents, consultants, or by ARP’s contractors, research collaborators (whether non-profit or for-profit organizations), or other third parties obligated to grant an interest in such workproduct to ARP, which workproduct includes, but is not limited to, data, information, conceptions, processes, methods, records, notes, forms, results, experiments, compositions, materials, inventions, designs, literary creations, manuscripts, databases, KnowHow, formulae, ideas, concepts and all types of knowledge and information obtained through research, investigation, observation, experience, study, development or manufacturing."

10.	Section 2.4 of the Original Agreement (and the corresponding provision in Article 71 in GammaCan's Articles of Association) is hereby terminated and shall have no further force or effect.

11.	In Section 2 of the original Agreement, a new Section 2.5 shall be added, as follows:

"2.5 ARP represents and warrants that it has not previously assigned, transferred, licensed, pledged or otherwise encumbered any of the Business Assets, or agreed to do so, and there are no outstanding options or rights granted to any third party in or to any of the Business Assets, or to acquire any rights or licenses to any of the Business Assets. ARP represents and warrants that execution and delivery of this Agreement will convey to and vest in GAMMACAN good and marketable title to the Business Assets, free and clear of any liens, claims, security interests or other encumbrances, and will otherwise provide GAMMACAN with sole, exclusive, unrestricted rights of ownership, title, rights and interest in and to Business Assets and to make, have made, use, have used, sell, have sold, license, import, use and exploit the Business Assets."

12.	Section 3.1 of the Original Agreement is hereby deleted in its entirety and a new Section 3.1 is added as follows:

"3.1 ARP hereby sells, assigns, transfers and conveys to GAMMACAN, irrevocably, solely, and exclusively throughout the world, all rights, title and interests (whether or not now existing) in and to the Business Assets, including without limitation (a) all immunities, covenants not to sue and the like related to the foregoing and (b) all causes of action and enforcement rights to pursue damages, injunctive relief and other remedies, whether currently pending, filed or otherwise, for the Business Assets, and the right to sue and recover for, all rights to profits and damages due or accrued, arising out of or in connection with, any and all past, present or future infringement, misappropriation or other violation of the Business Assets, in consideration for US$100,000 (the “Purchase Price”) to be paid by the issuance of ordinary shares of GAMMACAN equal to 12.5% of the issued and outstanding shares of GAMMACAN at a par value of 0.01 NIS each, (the “Shares”)."

13.

In order to carry out the full intent and meaning of the Original Agreement (as amended hereby) and to effect the transactions contemplated thereby, ARP delivers to GammaCan a duly executed Power of Attorney in the form of Exhibit B hereto, and ARP shall deliver to GammaCan, if requested by GammaCan, a duly executed Assignment in the form of Exhibit C hereto relating to those patents or patent applications in the Business Assets.

14.

The Parties confirm that under the Original Agreement (as amended hereby), ARP has sold and transferred solely and exclusively to GammaCan all of its Business Assets, including all Patents, Know-How and Intellectual Property.

15.

Except for the changes and/or additions stated herein, all the other terms of the Original Agreement shall remain valid and bind the parties without any change. In the case of a contradiction between the provisions of this Amendment and the provisions of the Original Agreement, the provisions of this Amendment shall prevail. Without limiting the generality of the foregoing, the term “Agreement” as used in the Original Agreement shall be deemed to be the Agreement as amended by this Amendment.

16.	This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

GammaCan Ltd.	ARP BioMed, Ltd.
By:	By:
Name:	Name:
Date:	Date: